Consent of Independent Auditors



We consent to the reference to our firm under the caption "Financial Statements" in the Prospectuses and in Part B and to the incorporation by reference in Part B of our report dated January 23, 2001 on the financial statements and the financial highlights of Principal Investors Fund, Inc., in this Post-Effective Amendment No. 15 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-59474) and related Prospectuses of Principal Investors Fund, Inc.


                                                /s/ERNST & YOUNG LLP


Des Moines, Iowa
February 23, 2001